Exhibit 10.8

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE LAW BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH SECTION 4(a)(2) OF THE ACT, THE PROVISIONS OF REGULATION D PROMULGATED THEREUNDER, AND PARALLEL EXEMPTIONS UNDER STATE LAW.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Common Stock, $0.0001 Par Value Per Share

AGREEMENT TO PURCHASE SHARES OF RESTRICTED STOCK

THIS AGREEMENT TO PURCHASE SHARES OF RESTRICTED STOCK (the “Agreement”) is entered into and effective as of the 16th day of September, 2015, by and between Richard Battaglini (the “Purchaser”) and Alpine 4 Technologies Ltd. (the “Company”).  Purchaser and the Company are also referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

A. Purchaser is a shareholder of the Company, and desires to assist the Company with its purchase of certain assets (the “Assets”) of AutoTek Incorporated (“AutoTek”), of which Purchaser is also President and a Director.

B. Pursuant to a proposed Asset Purchase and Share Exchange Agreement, upon approval by the shareholders of AutoTek relating to the purchase of the Assets by the Company, the Company has agreed to pay to AutoTek the sum of $30,000 (the “Asset Purchase Price”).

C. The Purchaser desires to finance, if necessary, the Asset Purchase Price by purchasing from the Company shares of the Company’s restricted common stock, in the amounts and upon the terms and conditions set forth in this Agreement, and the Company agrees to sell to the Purchaser such shares of restricted common stock, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby agrees to acquire, and the Company agrees to issue and sell, certain securities of the Company according to the terms and conditions set forth in this Agreement.

AGREEMENT

1.           Determination of Necessity of Financing.  The Company and the Purchaser agree that in connection with the proposed purchase of the Assets by the Company from AutoTek, at least three (3) business days prior to the AutoTek shareholder meeting (which will be scheduled upon completion by the U.S. Securities and Exchange Commission of its review of a registration statement/proxy statement filed by the Company), the Chief Executive Officer of the Company will determine, in his discretion, and will notify the Purchaser in writing either (a) that the Company will sell shares of the Company’s restricted common stock (the “Shares”) to the Purchaser pursuant to this Agreement, or (b) that the Company will not sell such Shares to the Purchaser pursuant to this Agreement.  If the Company’s Chief Executive Officer determines that the Company will sell the Shares to the Purchaser, such sale will be on the terms and conditions set forth in this Agreement.  If the Company’s Chief Executive Officer determines the Company will not sell the Shares to the Purchaser, the Purchaser shall not be bound to purchase the Shares, and this Agreement shall be of no further force or effect.

2.           Purchase of Securities.  If the Company’s Chief Executive Officer determines that the Company will sell the Shares to the Purchaser, Purchaser hereby agrees be irrevocably bound to purchase from the Company a total of 30,000 Shares at a per share purchase price of $1.00 per share, with an aggregate purchase price (the “Purchase Price”) of $30,000. The Purchase Price shall be payable in full by check or by wire transfer to the Company according to the transfer instructions set forth in Schedule 1.

3.           Use and Disposition of Proceeds.  Purchaser acknowledges and agrees that the Company will use the Purchase Price to pay for the purchase of the Assets from AutoTek.  The Company understands and acknowledges that Purchaser is an officer and director of AutoTek, and may be a direct or indirect beneficiary of the purchase of the Assets from AutoTek.

4.           Representations and Warranties of Purchaser.  To induce the Company's acceptance of this Agreement, Purchaser hereby represents and warrants to the Company and its agents and attorneys as follows:

4.1           Purchaser Status.  Purchaser either (A) is an “accredited investor” within the meaning of the Commission’s Rule 501 of Regulation D, as presently in effect, and as indicated below, or (B) (i) certifies that such Purchaser is not a “U.S. person” within the meaning of the Commission’s Rule 902 of Regulation S, as presently in effect, and that such Purchaser is not acquiring the Shares for the account or benefit of any such U.S. person, (ii) agrees to resell the Shares only in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act, (iii) agrees that any certificates for any securities issued to such Purchaser shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Shares may not be conducted unless in compliance with the Securities Act, (iv) agrees that the Company is hereby required to refuse to register any transfer of any securities issued to such Purchaser not made in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

If the Purchaser resides in the United States, such Purchaser must be an Accredited Investor, and must indicate such status, by initialing the applicable paragraph (a) through (g) below, representing and warranting that the Purchaser is an "Accredited Investor" as defined in Regulation D under the Securities Act, because the Purchaser meets the requirements set forth in one or more of the enumerated categories.  The Purchaser has reviewed the Accredited Investor standards listed below and confirms it is an "Accredited Investor” as indicated below. Place your initials in the space provided in the beginning of each applicable paragraph thereby representing and warranting as to the applicability to the Purchaser of the initialed paragraph or paragraphs:

[	]
(a) any individual Purchaser whose net worth, or joint net worth with that person's spouse at the time of his purchase, exceeds $1,000,000 (including any individual participant of a Keogh Plan, IRA or IRA Rollover Purchaser)(Please Note: For purposes of category (1) you may include your spouse’s net worth, but may no longer include the fair market value of your primary residence.  This is a recent change to the law.  Please review carefully.);

[	]
(b) any individual Purchaser who had an income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of the same income level in the current year (including any individual participant of a Keogh Plan, IRA or IRA Rollover Purchaser);

[	]	(c) any corporation or partnership not formed for the specific purpose of making an investment in the Common Stock, with total assets in excess of $5,000,000;

[	]
(d) any trust, which is not formed for the specific purpose of investing in the Common Stock, with total assets in excess of $5,000,000, whose purchase is directed by a sophisticated person, as such term is defined in Rule 506(b) of Regulation D under the Securities Act;

[	]
 (e) any ERISA Plan if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, insurance company, or registered investment adviser, or the Plan has total assets in excess of $5,000,000;

[	]	(f) any individual Purchaser who is an executive officer or director of the Company;

[	]
(g) any entity in which all of the equity owners are Accredited Investors under paragraphs (a), (b), (c) or (f) above or any other entity meeting required "Accredited Investor" standards under Rule 501 of Regulation D under the Securities Act and applicable State securities law criteria. IF THE PURCHASER IS AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE ACCREDITED INVESTORS, THE PURCHASER MUST PROVIDE A SUBSCRIPTION AGREEMENT FROM EACH OF ITS EQUITY OWNERS;

4.2           Liquidity.  Purchaser presently has sufficient liquid assets to pay the Purchase Price.  Purchaser's overall commitments to investments that are not readily marketable are not disproportionate to Purchaser's total assets, and Purchaser's investment in the Company will not cause such overall commitment to become excessive.  Purchaser has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Company or for a source of income from the Company.  Purchaser is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement, including, but not limited to, the possibility of the complete loss of the value of the Shares and the limited transferability of the Shares, which may make the liquidation of the Shares impossible in the near future.

4.3           Absence of Conflicts.  Purchaser represents and warrants that the execution and delivery of this Agreement and any other document or instrument executed in connection with this Agreement, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or are subject, or by which Purchaser or any of its properties is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by either Purchaser to any third party, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser is subject or to which any of its properties, operations or management may be subject.

4.4           Sole Party in Interest.  Purchaser represents that it is the sole and true party in interest, and no other person or entity has or will have upon the issuance of the Shares any beneficial ownership interest in the Shares or any portion of the Shares, whether direct or indirect.

4.5           Investment Purpose.  Purchaser represents that it is acquiring the Shares for its own account and for investment purposes and not on behalf of any other person or entity or for or with a view to resale or distribution.

4.6           Knowledge and Experience.  Purchaser has been advised, to the Purchaser’s satisfaction and understanding, with respect to the advisability of an investment in the Company and the Shares.  Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect its interests in connection with the acquisition of the Shares.  Purchaser has such knowledge and experience in financial and business matters in general, and investments in the automotive parts and auto dealership industries in particular, that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company.  Purchaser has been informed that an investment in the Company is speculative and has concluded that Purchaser's proposed investment is appropriate in light of its overall investment objectives and financial situation.

4.7           Investment Advisors.  Purchaser represents that no investment advisor or purchaser representative has been consulted or retained in connection with Purchaser's decision to invest in the Company.

4.8           Disclosure, Access to Information.  Purchaser confirms that it has received and thoroughly read and is familiar with and understands this Agreement, and the Company’s public filings to date, and that all documents, records, books and other information pertaining to Purchaser's investment in the Company requested by Purchaser have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Purchaser that have not been made available by the Company.  Purchaser further acknowledges it has had an opportunity to ask questions of and receive answers from the Company's representatives, and that any decision not to ask questions of the Company's representatives was a conscious decision on Purchaser’s part and reflects Purchaser's belief that no additional information is necessary in order to make an informed decision about investing in the Company.  Purchaser further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

4.9           Exclusive Reliance on this Agreement.  In making the decision to purchase the Shares, Purchaser has relied exclusively upon information included in this Agreement or incorporated herein by reference pursuant to Section 4.9, and investigations made by Purchaser, and not on any other representations, promises or information, whether written or verbal, by any person.

4.10           Accuracy of Unincorporated Documents and Other Unincorporated Materials.  To the extent Purchaser has received documents or other materials, other than as expressly incorporated herein by reference pursuant to Section 4.8, Purchaser acknowledges the following with respect to such documents and materials:

(1)           Such documents and materials and any projections contained therein may be incomplete, may contain errors or misstatements, and do not purport to adequately describe the transactions contemplated by this Agreement or the status of the development of the Company's technology.  Purchaser agrees that such documents and materials cannot be relied upon in making a decision as to whether to purchase the Shares and acknowledges that there can be no assurance that any of the projections contained therein will be accomplished by the Company; and

(2)           Purchaser has been advised and fully understands that any summaries, projections, forecasts or estimates included in such documents and materials, including those relating to product development schedules and projections, possible revenues, income, profitability of the Company or an investment therein inherently involve uncertainties and may be affected by circumstances in the future which cannot be reasonably predicted and are beyond the control of the Company.  Further, the projections, forecasts and estimates are speculative and may be optimistic, and there can be no assurance that any of the projections, forecasts or estimates will be reached, or that the Company will successfully produce a commercially viable product or that the Company will realize any income or profits or that any dividends or distributions of profits will be paid on the Company's securities.

4.12           Residency.  If a corporation or other entity, Purchaser is organized under the laws of and has its principal place of business in the State of Nevada.  If an individual, the Purchaser’s principal residence is located in the State of Nevada.

4.11           Advice of Counsel.  Purchaser understands the terms and conditions of this Agreement, has investigated all issues to Purchaser's satisfaction, has consulted with such of Purchaser's own legal counsel or other advisors as Purchaser deems necessary, and is not relying, and has not relied on the Company for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby.  Purchaser further acknowledges, understands, and agrees that, in arranging for the preparation of this Agreement and all other documents and materials related thereto, the Company has not attempted to procure, and has not procured, legal representation for Purchaser.

4.12  Accuracy of Representations and Information.  All representations made by Purchaser in this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Company concerning Purchaser and its respective financial positions is correct and complete as of the date hereof.  If there is any material change in such information before the actual issuance of the Shares, Purchaser immediately will provide such information to the Company.

4.13           No Representations.  None of the following have ever been represented, guaranteed, or warranted to Purchaser by the Company or any of its employees, agents, representatives or affiliates, or any broker or any other person, expressly or by implication:

(1)           The approximate or exact length of time that Purchaser will be required to remain as owner of the Shares;

(2)           The percentage of profit or amount of or type of consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of an investment in the Shares; or

(3)           The past performance or experience on the part of the Company or any affiliate or their associates, agents or employees, or of any other person as being indicative of future results of an investment in the Shares.

4.16           Federal Tax Matters.  Purchaser has reviewed and understands the federal income tax aspects of its purchase of the Shares, and has received such advice in this regard as Purchaser deems necessary from qualified sources such as attorneys, tax advisors or accountants, and is not relying on any representative or employee of the Company for such advice.

4.17           No Representations by Brokers or Finders.  Purchaser represents in making its decision to purchase the Shares, it is not relying on any representations, warranties, promises, or other inducements to purchase that were made by any broker, finder, or selling agent of the Company, and that the only representations, warranties, or other inducements to purchase are contained in the written materials provided by the Company to the Purchaser.

5.           Certain Risk Factors.  Purchaser has been informed about and fully understands that there are risks associated with an investment in the Company.  Such risks may include, but not necessarily be limited to, the risk factors set forth in the Company’s public filings to date.  By signing below, the Purchaser acknowledges that he or she has read this Agreement and the Company’s public filings, and recognizes and acknowledges that an investment in the Company includes certain risks, not limited to those listed.

6.           Manner of Sale.  At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general solicitation or advertising.

7.           Restricted Securities.  Purchaser understands and acknowledges that resales of the Shares have not been registered under the Act, or any state securities laws, and the Shares will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or unless the Company has first received an opinion of competent securities counsel that an exemption from registration is available for such resale.  With regard to the restrictions on resales of the Shares, Purchaser is aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144; (ii) that the Company will issue stop transfer orders to its transfer agent in the event of attempts to improperly transfer any such securities; and (iii) that a restrictive legend will be placed on the Shares and any security underlying or into which any of the Shares are or will be convertible, which legend will read substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.  FURTHERMORE, THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES UNLESS THE COMPANY HAS FIRST RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS SECURITIES COUNSEL, THAT AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

8.           Indemnification.  Purchaser agrees to indemnify the Company, its officers employees and agents, and hold them harmless from and against any and all liability, damage, cost or expense, including attorney's fees, incurred on account or arising out of:

8.1           Any inaccuracy in the declarations, representations, and warranties by Purchaser set forth herein;

8.2           The disposition of the Shares or any portion thereof, by Purchaser contrary to the declarations, representations and warranties set forth herein and any restrictions on transfer that may be noted on the certificates representing such securities; and

8.3           Any action, suit or proceeding based upon (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (ii) the disposition of Shares, or any portion thereof.

9.           Conduct of Business; Interim Operations.  The Company covenants that, after execution of the Agreement, but before the Closing Date, the Company will use its best efforts to conduct its business and operations in a reasonable and professional manner and in accordance with past practices, to preserve its existing business organization and its relationships with its employees and other third parties, to preserve and protect its assets, and to conduct its business in compliance with all applicable laws and regulations.  Prior to the Closing Date, the Company will promptly inform Purchaser of any material developments or transactions involving the Company that arise after the date the parties execute this Agreement through the Closing Date.

10.           Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchaser as follows:

10.1           Organization, Standing, Etc.  The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and perform this Agreement and to execute and perform under the documents, instruments and agreements related to this Agreement.

10.2           Authorization.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all required action of the Company.

11.           Confidentiality.  Purchaser acknowledges and agrees that the Company has provided them with certain information about the Company that is proprietary and confidential in connection with the consummation of the transactions contemplated by this Agreement (the "Confidential Information").  Purchaser covenants to preserve the confidentiality of the Confidential Information and to use the Confidential Information only for the purpose of determining to proceed with the transactions contemplated by this Agreement, and agree to do so for a period of five (5) years, except that information (i) in the public domain without violation of any confidentiality agreement, if known by the party receiving it before receipt, or (ii) received from a third party without violation of a non-disclosure obligation of that third party of the party delivering or disclosing information shall not be considered Confidential Information subject to this Section 11.

12.           Nondisclosure.  Except as required by applicable securities laws, rules and regulations, prior to the Closing Date, no press release or other announcement concerning the proposed transactions will be issued except by mutual consent of the parties.  This Agreement and all negotiations and discussions between the parties in connection with this Agreement shall be strictly confidential and will not be disclosed in any manner prior to the Closing Date, except to employees and agents of the parties on a need-to-know basis, as required by applicable law or regulations or as otherwise agreed by the parties.  After closing, disclosure shall be at the sole discretion of the Company.

13.           General Provisions.

13.1           Attorneys' Fees.  In the event of a default in the performance of this Agreement or any document or instrument executed in connection with this Agreement, the defaulting party, in addition to all other obligations of performance hereunder, shall pay reasonable attorneys' fees and costs incurred by the non-defaulting party to enforce performance or clarify the terms of this Agreement.

13.2           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, excluding its choice of law rules.

13.3           Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

13.4           Entire Agreement.  This Agreement, and the Exhibits, Schedules and other attachments referred to herein (all of which are incorporated in this Agreement by reference) collectively set forth the entire agreement between the parties as to the subject matter hereof, supersede any and all prior or contemporaneous agreements or understandings of the parties relating to the subject matter of this Agreement, and may not be amended except by an instrument in writing signed by all of the parties to this Agreement.

13.5           Expenses.  The parties shall be responsible for and shall pay their own costs and expenses, including without limitation attorneys' fees and accountants' fees and expenses, in connection with the conduct of the due diligence inquiry, negotiation, execution and delivery of this Agreement and the instruments, documents and agreements executed in connection with this Agreement.

13.6           Headings.  The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

13.7           Notices.  All notices or other communications provided for under this Agreement shall be in writing, and mailed, telecopied or delivered by hand delivery or by overnight courier service, to the parties at their respective addresses as indicated below or at such other address as the parties may designate in writing:

If to Purchaser, to it, him or them at:

Richard Battaglini
15589 N. 77th Street, Suite B
Scottsdale, AZ, 85260

With a copy to:

Fax:

If to the Company, to it at
Alpine 4 Technologies Ltd.
4742 N. 24th Street Suite 300
Phoenix, AZ 85016
Fax:

With a copy (which shall not constitute notice) to:

C. Parkinson Lloyd, Esq.
50 East South Temple Street, Suite 400
Salt Lake City, Utah  84111
Fax: (801) 212-2187

All notices and communications shall be effective as follows:  When mailed, upon three (3) business days after deposit in the mail (postage prepaid); when telecopied, upon confirmed transmission of the telecopied notice; when hand delivered, upon delivery; and when sent by overnight courier, the next business day after deposit of the notice with the overnight courier.

13.8           Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

13.9           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors, but shall not be assignable by Purchaser without the prior written consent of the Company.

13.10           Survival of Certain Representations, Warranties and Covenants Closing.  All warranties, representations, indemnities and agreements made in this Agreement by either party shall survive the date of this Agreement, the Closing Date, the consummation of the transactions contemplated by this Agreement, and the issuance by the Company of the Shares.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date indicated on the signature lines.

EXECUTION PAGE FOR SUBSCRIPTION BY INDIVIDUALS

(not applicable to subscriptions by entities, Individual Retirement Accounts, Keogh Plans or ERISA Plans)

NUMBER OF SHARES SUBSCRIBED FOR	30,000
MULTIPLIED BY	$1.00 PER SHARE
TOTAL SUBSCRIPTION AMOUNT	$30,000

[Check as appropriate]

__	INDIVIDUAL OWNER	CUSTODIAN UNDER
(One signature required below)	Uniform Gifts to Minors Act

__	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Insert applicable state) ________________
(All tenants must sign below) (Custodian must sign below)

__	TENANTS IN COMMON __	COMMUNITY PROPERTY
(All tenants must sign below)	(Both spouses in community property states must
sign below)

Print information as it is to appear on the Company records.

______________________________________________________________________________________
(Name of Subscriber)	(Social Security or Taxpayer ID No.)

______________________________________________________________________________________
(Home Address)	(Home Telephone)

______________________________________________________________________________
(Business Address)	(Business Telephone)

______________________________________________________________________________
(Name of Co-Subscriber)	(Social Security or Taxpayer ID No.)

______________________________________________________________________________
(Home Address)	(Home Telephone)

______________________________________________________________________________
(Business Address)	(Business Telephone)

SIGNATURES

Dated: September 16, 2015

NUMBER OF SHARES SUBSCRIBED FOR	30,000
MULTIPLIED BY	$1.00 PER SHARE
TOTAL SUBSCRIPTION AMOUNT	$30,000

PURCHASER

Richard Battaglini

/s/ Richard Battaglini

ACCEPTED AND AGREED:

ALPINE 4 TECHNOLOGIES, LTD.
a Delaware corporation

By: /s/ Kent Wilson	Dated: September 16, 2015
Name: Kent B. Wilson
Title: Chief Executive Officer